                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  October 7, 1998



                          PHP HEALTHCARE CORPORATION
            (Exact name of Registrant as specified in its charter)



State or other jurisdiction of incorporation:  Delaware

Commission File No.:  0-16235

I.R.S. Employer Identification No.:  54-1023168

Address of principal executive offices:  11440 Commerce Park Drive
                                         Reston, VA  22091

Registrant's telephone number, including area code:  (703) 758-3600

Former name or former address, if changed since last report:  Not applicable

ITEM 5.  OTHER EVENTS.
         ------------

     On October 7, 1998, PHP Healthcare Corporation (the "Company") announced that the Company had agreed to sell its 70% interest in Virginia Chartered Health Plan, Inc. to UHS Managed Care, Inc., an affiliate of Medical College of Virginia Hospitals Authority at Virginia Commonwealth University, and current owner of 30% of VACHP. The sale is subject to approval by the Virginia Bureau of Insurance. The total consideration to be received by the Company will be $7.2 million, including repayment of a $2 million promissory note. The consideration will consist of $6.1 million in cash and a $1.1 million promissory note due December 31, 1999. Proceeds from the sale are expected to be used by the Company to repay outstanding indebtedness under its senior credit facility.

     On October 15, 1998, the Company announced the following changes in its senior management and board of directors:

     . Kenneth H. Weixel, currently Executive Vice President for Healthcare Strategy, has assumed the additional role of Acting Chief Financial Officer while the Company conducts a formal search for a new Chief Financial Officer.

     . Anthony M. Picini, former Chief Financial Officer, will continue as Executive Vice President focusing on special projects.

     . To reflect greater independence on its Board of Directors, at the request of the Company's Executive Committee, three members of senior management who previously held seats on the Company's Board of Directors have resigned as board members. The three resigning directors are Michael D. Starr, William J. Lubin and Dr. Frank L. Provato. The seven continuing members of the Company's Board of Directors are Jack M. Mazur, Robert L. Bowles, Charles P. Reilly, Jerry W. Carlton, Donald J. Ruffing, John J. McDonnell and Joseph G. Mathews.

     On October 15, 1998, the Company also announced the settlement of a portion of its $63 million claim against the District of Columbia for receivables due to its wholly owned subsidiary, D.C. Chartered Health Plan, Inc. D.C. Chartered Health Plan, Inc. has received $6.5 million in settlement of claims totaling $7.7 million. The Company will pursue the remaining $55 million in claims pursuant to the petition filed in August 1998 in the Superior Court for the District of Columbia.

     Copies of the press releases issued by the Company are filed as exhibits to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

     The following exhibits are furnished as part of this report:


  Exhibit                          Description
  -------                          -----------
    99.1      Press Release, dated October 7, 1998, issued by PHP
              Healthcare Corporation.

    99.2      Press Release, dated October 15, 1998, issued by PHP
              Healthcare Corporation.

    99.3      Press Release, dated October 15, 1998, issued by PHP
              Healthcare Corporation.


FORWARD LOOKING STATEMENTS
--------------------------

     This Report contains forward-looking statements. The words "believe," "expect" and "anticipate" and similar expressions identify such forward-looking statements. These forward-looking statements reflect the Company's views with respect to future events and financial performance. Such statements are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those projected in the forward-looking statements. Risks associated with the Company's forward-looking statements include, but are not limited to, those risk factors described in the Company's Form 10-K under the caption "Business -- Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PHP HEALTHCARE CORPORATION


                                     By: /s/ Kenneth H. Weixel
                                        -----------------------------------
                                        Name:  Kenneth H. Weixel
                                        Title: Executive Vice President and
                                               Acting Chief Financial Officer

Dated:  October 19, 1998

                                 EXHIBIT INDEX


  Exhibit                          Description
  -------                          -----------
    99.1      Press Release, dated October 7, 1998, issued by PHP
              Healthcare Corporation.

    99.2      Press Release, dated October 15, 1998, issued by PHP
              Healthcare Corporation.

    99.3      Press Release, dated October 15, 1998, issued by PHP
              Healthcare Corporation.